EXHIBIT 4.20

                          PACIFIC ENERGY RESOURCES LTD.
                      111 West Ocean Boulevard, Suite 1240
                          Long Beach, California 90802

                        SUBSCRIPTION AGREEMENT FOR UNITS
                                (U.S. RESIDENTS)

TO:  Pacific Energy Resources Ltd. (the "CORPORATION")

The undersigned (the "SUBSCRIBER") hereby irrevocably subscribes for and agrees to purchase from the Corporation units ("UNITS") of the Corporation in the number set forth below at a subscription price equal to CAD$2.20 per Unit (the "SUBSCRIPTION PRICE"), with each Unit consisting of one (1) share of common stock of the Corporation (a "COMMON SHARE") and one-half (1/2) Common Share purchase warrant of the Corporation ("WARRANT"). Each one (1) whole Warrant shall entitle the holder to acquire one (1) Common Share (a "WARRANT SHARE") at a price equal to CAD$2.65 per Warrant Share for a period of 18 months from the date of issue of the Warrants. The Subscriber agrees to be bound by the attached terms and conditions of subscription (the "TERMS AND CONDITIONS") and agrees that the Corporation and its agents and attorneys may rely upon the representations, warranties and covenants contained therein and in the Subscriber Certificate (as hereinafter defined). This subscription, plus the Terms and Conditions of the completed and executed Subscriber Certificate, are collectively referred to as the "SUBSCRIPTION AGREEMENT" or the "AGREEMENT".

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                                               SUBSCRIPTION AND SUBSCRIBER INFORMATION

                  PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES), AS APPLICABLE, IN THE SPACE PROVIDED BELOW

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                                                                         Number of Units:
-----------------------------------------------------                                    ------------------------------------
 (Name of Subscriber - please print)                                    ----------------------------------------------------------

 By:                                                                    ----------------------------------------------------------
    -------------------------------------------------
    (Authorized Signature)                                               Aggregate Subscription Price:
                                                                                                      ------------------------
------------------------------------------------------                  ----------------------------------------------------------
(Official Capacity or Title - please print)
                                                                        ----------------------------------------------------------
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(Please print name of individual whose signature appears above          If the Subscriber is signing as agent for a principal
if different than the name of the subscriber printed above.)            and is not purchasing as trustee or agent for accounts
                                                                        fully managed by it, complete the following and ensure
------------------------------------------------------                  that the applicable Exhibit(s) are completed on behalf
(Subscriber's Address)                                                  of such principal:

------------------------------------------------------                  ------------------------------------------------------
(Subscriber's Address)                                                  (Name of Principal)

------------------------------------------------------                  ------------------------------------------------------
(Telephone Number)                  (E-Mail Address)                    (Principal's Address)

------------------------------------------------------                  ------------------------------------------------------
(Social Security Number or Federal Taxpayer Identification              (Social Security Number or Federal Taxpayer
 Number)                                                                Identification Number)

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DELIVER THE UNITS AS SET FORTH BELOW:
-------------------------------------

------------------------------------------------------
(Name)

------------------------------------------------------
(Account reference, if applicable)

------------------------------------------------------
(Contact Name)

------------------------------------------------------
(Address)

------------------------------------------------------
(Address)

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                 THIS IS THE FIRST PAGE OF AN AGREEMENT COMPRISED OF 12 PAGES (NOT INCLUDING EXHIBITS "A" AND "B").
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

ACCEPTANCE:     The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

October _____, 2007


                                                       -----------------------

PACIFIC ENERGY RESOURCES LTD.                          Subscription No:


By:
   -----------------------------------------           -----------------------


              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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                 TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

                                   DEFINITIONS

1.1 In this Agreement, which includes the cover page and all of the appendices, the following words have the following meanings unless otherwise indicated:

      (a) "1933 ACT" means Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

      (b) "CLOSING" means the completion of the issue and sale of the Units to the Subscriber hereunder;

      (c) "COMMON SHARE" has the meaning ascribed to it on the cover page of this Agreement;

      (d)   "CORPORATION" means Pacific Energy Resources Ltd.;

      (e) "DISCLOSURE DOCUMENT" has the meaning ascribed to it in paragraph 4.1(m);

      (f)   "EXCHANGE" means the Toronto Stock Exchange;

      (g)   "OFFERING" means this private placement;

      (h) "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement attached hereto as Exhibit "B";

      (i)   "REGULATION D" means Regulation D promulgated under the 1933 Act;

      (j)   "SEC" means the United States Securities and Exchange
            Commission;

      (k) "SECURITIES" means collectively, the Units, the Common Shares, the Warrants and the Warrant Shares.

      (l) "SUBSCRIBER" has the meaning ascribed to it on the cover page of this Agreement;

      (m) "SUBSCRIBER CERTIFICATE" means the accredited investor certificate attached hereto as Exhibit "A";

      (n) "UNIT" has the meaning ascribed to it on the cover pages of this Agreement;

      (o) "WARRANT" has the meaning ascribed to it on the cover page of this Agreement; and

      (p) "WARRANT SHARES" has the meaning ascribed to it on the cover page of this Agreement.

1.2 All capitalized terms in this Agreement not defined above have the meanings ascribed to them in this Agreement.

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2.    PURCHASE AND SALE OF UNITS

The Subscriber acknowledges that:

2.1   the Common Shares will be registered in the name of the Subscriber;

2.2 the Corporation shall have the right to reject this Subscription Agreement if it believes for any reason that the Subscriber is not an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC as presently in effect, or for any other reason in its sole and absolute discretion. Acceptance is evidenced only by execution of this Subscription Agreement by the Corporation in the space provided above;

2.3 fractional Warrants will not be issued to the Subscriber. Instead, the number of Warrants issued to any one Subscriber will be rounded down to the nearest whole number of Warrants issuable to such Subscriber at the Closing; and

2.4 the issuance of the Common Shares and the Warrants will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities from time to time.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE CORPORATION

3.1 The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

      (a) the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Securities, and at Closing the Common Shares, the Warrants and the Warrant Shares will be duly and validly authorized, and the Common Shares when issued, and the Warrant Shares when issued upon exercise of the Warrants, as the case may be, will be fully paid and non-assessable;

      (b) this Subscription Agreement and the Registration Rights Agreement each constitute a binding obligation of the Corporation enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

      (c) the execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Common Shares and the Warrants, and the issue of the Warrant Shares upon exercise of the Warrants, as the case may be, does not and will not constitute a breach of or default under the certificate of incorporation or bylaws of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound; and

      (d) the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform each of its obligations as herein contemplated.

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4.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE SUBSCRIBER

4.1 The Subscriber represents and warrants, as at the date of this Agreement and at the Closing, that:

      (a) the Subscriber is purchasing the Securities as principal for the Subscriber's own account or for accounts fully-managed by it, for long-term investment, and not with a view to, or for sale in connection with, the distribution thereof. The Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Securities will not be resold without registration under the 1933 Act and qualification under the securities laws of all applicable states and other jurisdictions, unless such sale would be exempt therefrom;

      (b) the Subscriber is an "accredited investor" under Rule 501(a) of Regulation D promulgated under the 1933 Act; and

      (c) the Subscriber has received, completed and returned to the Corporation the Subscriber Certificate relating to the eligibility to participate as an investor in a private offering, and hereby affirms the correctness of the Subscriber's answers in the Subscriber Certificate;

      (d) the Subscriber (i) has adequate means of providing for his or her current needs and possible personal contingencies, and has no need for and may never have liquidity of his or her investment in the Corporation; (ii) can bear the economic risk of losing his or her entire investment herein and may lose the entire investment, which is highly speculative and very risky; (iii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the relative risks and merits of this investment; and (iv) has an overall commitment to investments which are not readily marketable that is not disproportionate to his or her net worth and the investment subscribed for herein will not cause such overall commitment to become excessive;

      (e) the Subscriber is aware that no prospectus has been prepared or filed by the Corporation with any securities commission or similar authority in connection with the Offering;

      (f) no prospectus or offering memorandum has been delivered to the Subscriber in connection with the Offering;

      (g) the Subscriber's purchase of the Securities has not been made through or as a result of, and the distribution of the Securities is not being accompanied by and the Subscriber is not aware of, any advertisement of the Securities in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display (such as the Internet), or any other advertisement or general solicitation with respect to the Securities;

      (h) no person has made to the Subscriber any written or oral representation:

            (i) that any person will resell or repurchase any of the Securities;

            (ii) that any person will refund the purchase price of the Securities;

            (iii) as to the future price or value of any of the Securities; or

            (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange, other than the Exchange;

      (i) none of the Securities are being purchased by the Subscriber with knowledge of any material fact about the Corporation that has not been generally disclosed;

      (j) it never has been represented, guaranteed or warranted to Subscriber by the Corporation, its agents, or employees or any other person, expressly or by implication, any of the following:

            (i) the approximate or exact length of time that Subscriber will be required to remain as owner of the Securities;

            (ii) the profit or return, if any, to be realized as a result of the Corporation's venture; or

            (iii) that the past performance or experience on the part of the
                  Corporation or any affiliate, its agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the Securities or the overall Corporation's venture;

      (k) the Subscriber, if an individual, is at least twenty-one (21) years of age;

      (l) the Subscriber has no reason to anticipate any change in the Subscriber's personal circumstances, financial or otherwise, which may cause or require any sale or distribution by the Subscriber of all or any part of the Securities subscribed for herein;

      (m) the Subscriber has reviewed the documents regarding the Corporation available on SEDAR (www.sedar.com) and the Exchange's web site (www.tsx.com) (collectively, the "DISCLOSURE DOCUMENTS") carefully so as to be fully familiar with and understand the contents thereof and is responsible for conducting its own due diligence under the Offering in order to determine whether to proceed with a subscription under the Offering;

      (n) the Subscriber has had the opportunity to review all facts concerning the Corporation which the Subscriber deems pertinent;

      (o) the Subscriber, if a partnership, corporation, trust, or other entity, declares:

            (i) the person executing this Subscription Agreement has the necessary power and authority to do so; and

            (ii) the Subscriber was not organized for the specific purpose of acquiring the Securities;

      (p) the exhibits to this Agreement will be completed truthfully and with reasonable diligence;

      (q)   as to the source of subscription funds,

            (i) none of the subscription funds used for the purchase of the Subscriber's Securities (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

            (ii) the Subscriber will promptly notify the Corporation if the Subscriber discovers that any of the representations in subparagraph (q)(i) above ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

      (r) the Subscriber understands that the foregoing representations and warranties are to be relied upon by the Corporation as a basis for exemption of the sale of the Securities under the 1933 Act, and for other purposes;

      (s) the Subscriber has had an opportunity prior to entering into this Agreement to ask questions of and receive answers from the Corporation concerning the terms and conditions of the Offering and to obtain additional information that the Corporation possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of information furnished or made available by the Corporation to the Subscriber that the Subscriber considers necessary or appropriate for deciding whether to purchase the Securities;

      (t) the Subscriber, if an individual, has the legal capacity to enter into and execute this Agreement and to take all actions required pursuant to this Agreement;

      (u) the Corporation's legal counsel are acting solely for the Corporation, and the Subscriber may not rely upon such counsel in any respect;

      (v) the Subscriber is a citizen or legal resident of and permanently resides in the U.S.;

      (w) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or governing documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

      (x) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding agreement of the Subscriber enforceable against the Subscriber;

      (y) the Subscriber warrants that the information herein provided to the Corporation by the Subscriber is true and correct as of the date hereof, and the Subscriber agrees to advise the Corporation, prior to its acceptance of this Subscription, of any material change in any such information; and

      (z) the Subscriber agrees that the representations and warranties of the Subscriber set forth in this Section 4 shall survive the acceptance of this subscription, in the event the subscription is accepted.

4.2   The Subscriber understands and acknowledges that:

      (a) (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Securities subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to CAD$75 million in Units;

      (b) no federal or state agency has made any finding or determination as to the fairness of the offering of the Securities for investment or any recommendation or endorsement of the Offering and no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

      (c) the Securities have not been registered under the 1933 Act or qualified under any state securities laws in reliance on exemptions from registration and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

      (d) the Common Shares and Warrant Shares will bear incidental registration rights in accordance with the terms of the Registration Rights Agreement; while the Common Shares and the Warrant Shares are expected to be listed on the Exchange, the Units and the Warrants will not be listed on the Exchange, there is no trading market for the Unites or the Warrants, and none is expected to develop;

      (e) there are restrictions imposed by law on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before reselling any of the Securities;

      (f) the offer and sale of the Securities is being made in reliance upon exemptions from the registration provisions of the 1933 Act under
            Section 4(2) and Regulation D of the 1933 Act, among others, on the basis that the transaction did not involve any public offering and the Subscriber is accredited with access to the kind of information registration would provide;

      (g) Rule 144 under the 1933 Act permits limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions. Under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. The Corporation may not be satisfying the current public information requirement of Rule 144 at the time the Subscriber wishes to sell any of the Securities, or other conditions under Rule 144 which are required of the Corporation.

      (h) the Subscriber acknowledges and agrees with the Corporation that the Corporation shall refuse to register any transfer of the Securities not made pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act;

      (i) the Subscriber acknowledges that there are risks associated with the purchase of the Securities and that the Subscriber is aware that there is no government or other insurance covering the Securities;

      (j) the Corporation may be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Securities and the Subscriber acknowledges and agrees that it will provide, on request, particulars as to the identity of such beneficial purchasers as may be required by the Corporation in order to comply with the foregoing;

      (k) if required by applicable securities laws or the Corporation, the Subscriber will execute, deliver and file, or assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue and/or sale of the Securities as may be required by any securities commission, stock exchange or other regulatory authority;

      (l) by providing personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, is consenting to the Corporation's collection, use and disclosure of that information for the purposes of the subscription of Securities and the offering in general, for corporate governance purposes and to contact the Subscriber as an investor. The Subscriber, and each person for whom it is contracting hereunder, acknowledges that, from time to time, the Corporation may be required to disclose such personal information and, by providing such personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, hereby expressly consents to such disclosure, and the Subscriber and each person for whom it is contracting agrees and acknowledges that the Corporation may use and disclose personal information as follows:

            (i) for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber and each person for whom it is contracting;

            (ii) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to the Internal Revenue Service;

            (iii) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

            (iv) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

            (v) disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

            (vi) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the prior written consent of the Subscriber and each person for whom it is contracting;

            (vii) disclosure to a court determining the rights of the parties under this Agreement; or

            (viii) for use and disclosure as otherwise required or permitted by law; and

      (m) during the ten trading day period prior to the date hereof and the date of the Closing, the Subscriber has not purchased (except pursuant to this Agreement), sold or "sold short" any securities of the Corporation.

5.    ISSUANCE OF UNITS

5.1 The Subscriber agrees to deliver to the Corporation, as soon as possible and, in any event, not later than 1:00 p.m. (Pacific time) on October 9, 2007: (a) this duly completed and executed Subscription Agreement; (b) a duly executed U.S. Accredited Investor Certificate attached hereto as Exhibit "A"; (c) a duly executed Registration Rights Agreement attached hereto as Exhibit "B", together with a duly completed selling security holder questionnaire attached thereto as an exhibit; (d) such other documents as may be required under applicable securities laws; and (e) a certified cheque or bank draft payable to the Corporation for the aggregate subscription price or payment of the same amount in such other manner as is acceptable to the Corporation.

5.2 The Subscriber expressly waives and releases the Corporation from, to the fullest extent permitted by law, all rights of withdrawal to which it might otherwise be entitled pursuant to the provisions of securities laws of the state in which the Subscriber is resident.

5.3 Reasonably promptly following the Closing, the Corporation will forward to the Subscriber certificates representing the Common Shares and Warrants registered in the name of the Subscriber.

6.    REGISTRATION RIGHTS

6.1 The Common Shares and Warrant Shares will bear incidental registration rights in accordance with the terms of the Registration Rights Agreement.

7.    LEGENDS

7.1 The certificates representing the Common Shares, the Warrants and the Warrant Shares will bear a legend denoting the restrictions on transfer. The Subscriber agrees to sell, assign or transfer the Securities only in accordance with such restrictions.

      The legend for certificates for the Common Shares, the Warrants and the Warrant Shares will be in substantially the following form:

      (i) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

      and

      (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"). HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

8.    RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 The Subscriber acknowledges that the representations and warranties and covenants and acknowledgments contained in this Agreement are made with the intent that they may be relied upon by the Corporation in determining the Subscriber's eligibility to purchase the Securities and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur caused or arising from its reliance thereon. The Subscriber further agrees that by accepting the Securities, the Subscriber shall be representing and warranting that the foregoing representations and warranties are true as at the date of Closing and as at the dates of exercise of the Warrants, with the same force and effect as if they had been made by the Subscriber on each such date, and that they shall survive the purchase by the Subscriber of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Securities .

9.    MISCELLANEOUS

9.1 The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

9.2 Without limitation, this Agreement and the transactions contemplated hereby are conditional upon and subject to the Corporation receiving Exchange approval of this Agreement and the transactions contemplated hereby.

9.3 This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party hereto.

9.4   Time is of the essence of this Agreement.

9.5 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Securities, and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation or by anyone else.

9.6   The parties to this Agreement may amend this Agreement only in writing.

9.7 This Agreement inures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

9.8 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail or overnight courier addressed to the address given above.

9.9 This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

9.10 This Agreement, including without limitation the representations, warranties and covenants contained herein and in the Subscriber Certificate, shall survive and continue in full force and effect and be binding upon the Corporation and the Subscriber, notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto, the completion of the Offering and any subsequent disposition by the Subscriber of the Securities.

                                [exhibits follow]

                                   EXHIBIT "A"

                      U.S. ACCREDITED INVESTOR CERTIFICATE

      Capitalized terms used herein have the meaning ascribed thereto in the subscription agreement ("SUBSCRIPTION AGREEMENT") of which this Exhibit "A" forms a part. The Subscriber, in connection with the acquisition of Units of the Corporation pursuant to the Subscription Agreement, hereby makes the following representations and warranties:

      The Subscriber understands that the Corporation is relying on this information in determining to offer the Units to the Subscriber in a manner exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and applicable state securities laws.

1.    ACCREDITED INVESTOR

      The Subscriber represents and warrants that he, she or it falls within the category (or categories) marked. PLEASE INDICATE EACH CATEGORY OF ACCREDITED INVESTOR THAT YOU, THE SUBSCRIBER, SATISFY, BY PLACING YOUR INITIALS ON THE APPROPRIATE LINE BELOW.

____    Category 1.     A bank, as defined in Section 3(a)(2) of the 1933 Act,
                        whether acting in its individual or fiduciary capacity;
                        or

____    Category 2.     A savings and loan association or other institution as
                        defined in Section 3(a) (5) (A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

____    Category 3.     A broker or dealer registered pursuant to Section 15 of
                        the Securities Exchange Act of 1934; or

____    Category 4.     An insurance company as defined in Section 2(13) of the
                        1933 Act; or

____    Category 5.     An investment company registered under the Investment
                        Company Act of 1940; or

____    Category 6.     A business development company as defined in Section
                        2(a) (48) of the Investment Company Act of 1940; or

____    Category 7.     A small business investment company licensed by the U.S.
                        Small Business Administration under Section 301(c) or
                        (d) of the Small Business Investment Act of 1958; or

____    Category 8.     A plan established and maintained by a state, its
                        political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

____    Category 9.     An employee benefit plan within the meaning of the
                        Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or


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____    Category 10.    A private business development company as defined in
                        Section 202(a) (22) or the Investment Advisors Act of 1940; or

____    Category 11.    An organization described in Section 501(c)(3) of the
                        Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of US$5,000,000; or

____    Category 12.    A director, executive officer or general partner of the
                        Corporation; or

____    Category 13.    A natural person whose individual net worth, or joint
                        net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

____    Category 14.    A natural person who had an individual income in excess
                        of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

____    Category 15.    A trust, with total assets in excess of US$5,000,000,
                        not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person as described in SEC Rule
                        506(b)(2)(ii); or

____    Category 16.    An entity in which all of the equity owners are
                        accredited investors.

2.    PURCHASING ENTIRELY FOR OWN ACCOUNT

      The Subscriber represents and warrants that he, she or it is purchasing the Securities solely for Subscriber's own account for investment and not with a view to or for sale or distribution of the Securities and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities in any transaction other than a transaction complying with the registration requirements of the 1933 Act, and applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. The Subscriber also represents that the entire legal and beneficial interest of the Securities is being purchased for, and will be held for, the Subscriber's account only, and neither in whole nor in part for any other person or entity.

3.    ECONOMIC RISK AND SUITABILITY

      The Subscriber represents and warrants as follows:

      (a) The Subscriber realizes that the Subscriber's purchase of the Securities involves a high degree of risk and will be a highly speculative investment, and that he, she or it is able, without impairing Subscriber's financial condition, to hold the Securities for an indefinite period of time.

      (b) The Subscriber alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters, that the Subscriber is capable of evaluating the merits and risks of Subscriber's purchase of the Securities, or has a pre-existing personal or business relationship with the Corporation or any of its officers, directors, or controlling persons, of a duration and nature that enables the undersigned to be aware of the character, business acumen and general business and financial circumstances of the Corporation or such other person.


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      (c)   If the Subscriber is a partnership, trust, corporation or other entity, its principal place of business and principal office are located within the state set forth in its address below.

      (d) The Subscriber has relied solely upon the documents and materials submitted therewith, advice of his or her representatives, if any, and independent investigations made by the Subscriber and/or his or her representatives, if any, in making the decision to purchase the Securities subscribed for herein and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to the Subscriber in respect thereto.

      (e) The Subscriber confirms that the Subscriber has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Securities.

4.    RESTRICTED SECURITIES

      The Subscriber acknowledges that the Corporation has hereby disclosed to the Subscriber in writing:

(a) The Securities have not been registered under the 1933 Act, or the securities laws of any state of the United States, and the Common Shares must be held indefinitely unless a transfer of them is subsequently registered under the 1933 Act or an exemption from such registration is available; and

(b) The Corporation will make a notation in its records of the above-described restrictions on transfer.

      IN WITNESS WHEREOF, the Subscriber has executed this Certificate as of October ___, 2007.

                                         THE SUBSCRIBER

                                         ---------------------------------------
                                         (Signature and office, if applicable)

                                         ---------------------------------------
                                         (Print Name)

                                         ---------------------------------------
                                         (Address)

                                         ---------------------------------------

                                         ---------------------------------------
                                         (Area Code/Telephone Number)



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